EXHIBIT 10.11

AMENDMENT TO THE

CHURCH & DWIGHT CO., INC.

EXECUTIVE DEFERRED COMPENSATION PLAN II

AMENDMENT, executed the 10 day of January 2024, to the Church & Dwight Co., Inc. Executive Deferred Compensation Plan II (the “Plan”).

W I T N E S S E T H:

WHEREAS, Church & Dwight Co., Inc. (the “Company”) heretofore adopted that certain amendment to the Plan dated July 25, 2023 (the “Prior Amendment”) to modify the rate of return used to determine installments under the Plan’s “amortization method” so that the rate would be determined using the Plan’s then-existing method (115% of the 120-month average of the 10-year Treasury rate in effect as of the September 30th preceding the date that installments begin) or the current 10-year Treasury rate, adjusted quarterly, whichever results in the greater benefit;

WHEREAS, the Prior Amendment inadvertently referred to the current 10-year Treasury rate as the 10-year average of the 10-year Treasury rate;

WHEREAS, the Company desires to modify the Plan to correctly reference use of the current 10-year Treasury rate, adjusted quarterly; and

WHEREAS, Section 12.1 of the Plan reserves to the Company the right to amend the Plan from time to time; and

NOW, THEREFORE, effective as of January 1, 2024, the Plan is hereby amended as follows:

1. The second sentence of Section 6.5(b) of the Plan is hereby amended in its entirety, to read as follows:

“For purposes of applying the “Amortized Method” set forth in section 7.2(a), the Participant’s Accounts will be credited with interest in an amount equal to (i) one hundred fifteen percent (115%) of the Declared Rate in effect as of the September 30th that immediately precedes such Plan Year, compounded annually, or (ii) for Plan Years commencing on and after January 1, 2024, an amount for each calendar quarter during the Plan Year equal to one hundred percent (100%) of the 10-Year Treasury Note rate in effect on the first day of each such calendar quarter, compounded quarterly, whichever produces the greatest interest crediting amount; it being understood that such rate of return applies solely for purposes of applying the “Amortized Method” which was discontinued for credits for Plan Years beginning on and after January 1, 2016.”

2. The last paragraph of Section 7.2(a)(ii) of the Plan is hereby amended in its entirety, to read as follows:

“Notwithstanding the foregoing, commencing as of January 1, 2024, the applicable interest rate used throughout this Section 7.2(a)(ii) shall be an amount per calendar quarter or part thereof equal to one hundred percent (100%) of the 10-Year Treasury Note rate in effect on the first day of each such calendar quarter, compounded quarterly, if such quarterly rate is greater than the rate determined without regard to this paragraph.”

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this Amendment as of the date first above-written as evidence of its adoption by the Company.

CHURCH & DWIGHT CO., INC.

By:

Name: Rene Hemsey

Title: EVP, Chief Human Resources Officer